SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2011
RC2 CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-22635 (Commission File Number)	36-4088307 (I.R.S. Employer I.D. Number)

1111 West 22nd Street
Suite 320
Oak Brook, Illinois (Address of Principal Executive Offices)	60523 (Zip Code)
630-573-7200

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background
     On March 10, 2011, RC2 Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tomy Company, Ltd., a company organized under the laws of Japan (“Parent”), and Galaxy Dream Corporation, a Delaware corporation (the “Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, the Purchaser commenced a tender offer (the “Offer”) on March 24, 2011 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $27.90 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).
     On April 21, 2011, Parent announced the expiration of the initial offering period, which expired at 12:00 midnight, New York City time, at the end of April 20, 2011 (the “Initial Offering Period”). A subsequent offering period commenced on April 21, 2011 and expired at 12:00 midnight, New York City time, at the end of April 25, 2011, which has been extended to expire at 5:00 p.m., New York City time, on April 27, 2011 (as extended, the “Subsequent Offering Period”).
Section 5 — Corporate Governance and Management

Item 5.01	Changes in Control of Registrant
     Parent and the Purchaser have advised the Company that, based on information from Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the Initial Offering Period at 12:00 Midnight, New York City time, at the end of Wednesday, April 20, 2011, an aggregate of 19,357,708 Shares (including approximately 719,638 Shares subject to guarantees of delivery) were validly tendered and not withdrawn, representing approximately 89.4% of the total outstanding Shares. All Shares that were validly tendered and not validly withdrawn have been accepted for purchase by the Purchaser in accordance with the terms of the Offer and payment for such Shares has been or will be promptly made at the Offer Price.
     In order to finance the Offer, the Purchaser used funds received from Parent, which included proceeds of a Close and Sell Type Commitment Type Syndicated Loan Agreement, dated March 31, 2011 (the “Loan Agreement”), among Parent, as borrower, the Company, as subsidiary borrower, the tranche A lenders party thereto, the tranche B lenders party thereto and Sumitomo Mitsui Banking Corporation, as agent. The Loan Agreement is described more fully in the Schedule TO-T/A filed by the Purchaser with the Securities and Exchange Commission (“SEC”) on April 8, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Pursuant to the Merger Agreement, on April 21, 2011, each of John J. Vosicky, Paul E. Purcell, Thomas M. Collinger, Linda A. Huett and Joan K. Chow resigned as directors of the Company, and Kantaro Tomiyama, Masayuki Nagatake and Isamu Takahashi became directors of the Company. Information about Mr. Tomiyama,

Mr. Nagatake and Mr. Takahashi has been previously disclosed in the Company’s Information Statement contained in its Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on March 24, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date: April 27, 2011
	BY	/s/ Peter A. Nicholson
Peter A. Nicholson,
Chief Financial Officer

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